EXHIBIT 99.1
PRIME GROUP REALTY TRUST REPORTS SECOND QUARTER 2009 RESULTS
CHICAGO, Illinois. August 14, 2009 — Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced its results today for the second quarter ended June 30, 2009. Net loss attributable to common shareholders was $3.0 million or $12.67 per share for the second quarter of 2009, as compared to a net loss attributable to common shareholders of $15.3 million or $64.72 per share reported for the second quarter of 2008.
Revenue for the second quarter of 2009 was $20.2 million, a decrease of $1.0 million from second quarter 2008 revenue of $21.2 million. This decrease was primarily due to reduced tenant recovery revenue as a result of lower property operating and real estate tax expenses.
The results of the Company’s operations compared to the second quarter of 2008 were also affected by the following charges incurred in the second quarter of 2008 that did not occur in 2009:
•	a $7.5 million charge for distributions and losses to noncontrolling interest in excess of basis, and

•	a $5.6 million non-cash asset impairment charge due to the write-down of the investment in the entity that owns extended-stay hotel properties, and the foregoing were partially offset by the following items during the second quarter of 2009:
•	a $2.2 million decrease in property operating and real estate tax expenses, and

•	a $6.9 million non-cash asset impairment charge recognized due to the write-down of our Jorie Boulevard property to its estimated fair value.
In April and July 2009, we announced that our Board decided not to declare a quarterly dividend on our Series B Shares for the first and second quarters of 2009, and that the Board is unable to determine when the Company will recommence dividends on the Series B Shares. We also announced that the Board is in the process of considering various financing and other capitalization alternatives for the Company.
The Board’s decision was based on the Company’s current capital resources and liquidity needs and the overall negative state of the economy and capital markets. The Board intends to review the suspension of the Series B Shares dividends periodically based on the Board’s ongoing review of the Company’s financial results, capital resources and liquidity needs, and the condition of the economy and capital markets. The Company can give no assurances that dividends on the Company’s Series B Shares will be resumed, or that any financing or other capitalization alternatives will be satisfactorily concluded.

About Prime Group Realty Trust
Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company currently owns 8 office properties containing an aggregate of 3.3 million net rentable square feet and a joint venture interest in one office property comprised of approximately 101,000 net rentable square feet. The Company leases and manages approximately 3.3 million square feet comprising all of its wholly-owned properties. In addition, the Company is the managing agent for the approximately 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois and also the asset and development manager for an approximately 1.1 million square foot office building located at 1407 Broadway Avenue in New York, New York. For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.
Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
312/917-1300	312/917-1300

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,
	2009	2008
Revenue:
Rental	$11,537	$11,272
Tenant reimbursements	7,190	7,970
Other property revenues	1,190	1,597
Services Company revenue	234	370

Total revenue	20,151	21,209

Expenses:
Property operations	6,222	6,636
Real estate taxes	3,163	4,929
Depreciation and amortization	6,619	6,494
General and administrative	1,795	1,755
Services Company operations	331	409
Provision for asset impairment	6,860	—

Total expenses	24,990	20,223

Operating (loss) income	(4,839)	986
Interest and other (expense) income	(56)	293
Income from investments in unconsolidated joint ventures	—	9
Provision for asset impairment from unconsolidated joint ventures	—	(5,633)
Interest:
Expense	(7,977)	(7,722)
Amortization of deferred financing costs	(914)	(341)
Distributions and losses to noncontrolling interest in excess of basis	—	(7,462)

Loss from continuing operations	(13,786)	(19,870)
Discontinued operations	72	514

Net loss	(13,714)	(19,356)
Net loss attributable to noncontrolling interest including allocation of preferred distributions	12,968	6,300

Net loss attributable to Prime Group Realty Trust	(746)	(13,056)
Net income allocated to preferred shareholders	(2,250)	(2,250)

Net loss attributable to common shareholders	$(2,996)	$(15,306)

Basic and diluted earnings attributable to common shareholders per common share:
Loss from continuing operations	$(12.67)	$(64.74)
Discontinued operations	—	0.02

Net loss attributable to common shareholders per common share — basic and diluted	$(12.67)	$(64.72)

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Six months ended
	June 30,
	2009	2008
Revenue:
Rental	$21,681	$22,543
Tenant reimbursements	15,153	16,900
Other property revenues	2,585	3,187
Services Company revenue	506	605

Total revenue	39,925	43,235

Expenses:
Property operations	13,099	14,860
Real estate taxes	7,412	9,667
Depreciation and amortization	15,606	13,182
General and administrative	4,050	3,352
Services Company operations	635	743
Provision for asset impairment	6,860	—

Total expenses	47,662	41,804

Operating (loss) income	(7,737)	1,431
Interest and other income	4,982	1,216
Income (loss) from investments in unconsolidated joint ventures	31	(60,345)
Provision for asset impairment from unconsolidated joint ventures	—	(5,633)
Interest:
Expense	(15,876)	(16,993)
Amortization of deferred financing costs	(3,670)	(580)
Recovery of distributions and losses to noncontrolling interest in excess of basis	—	14,222
Distributions and losses to noncontrolling interest in excess of basis	—	(7,462)
Gain on sales of real estate and joint venture interests	—	39,194

Loss from continuing operations	(22,270)	(34,950)
Discontinued operations	30	536

Net loss	(22,240)	(34,414)
Net loss (income) attributable to noncontrolling interest including allocation of preferred distributions	19,248	(24,601)

Net loss attributable to Prime Group Realty Trust	(2,992)	(59,015)
Net income allocated to preferred shareholders	(4,500)	(4,500)

Net loss attributable to common shareholders	$(7,492)	$(63,515)

Basic and diluted earnings attributable to common shareholders per common share:
Loss from continuing operations	$(31.68)	$(268.60)
Discontinued operations	—	0.02

Net loss attributable to common shareholders per common share — basic and diluted	$(31.68)	$(268.58)

Prime Group Realty Trust
Consolidated Balance Sheets
(dollars in thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2009	2008
Assets
Real estate:
Land	$80,216	$81,865
Building and improvements	330,257	334,280
Tenant improvements	57,885	57,799
Furniture, fixtures and equipment	1,163	1,159

	469,521	475,103
Accumulated depreciation	(72,885)	(61,651)

	396,636	413,452
In-place lease value, net	7,330	10,445
Above—market lease value, net	9,164	11,901

	413,130	435,798

Investments in unconsolidated joint ventures	—	6
Cash and cash equivalents	12,958	15,419
Receivables, net of allowance for doubtful accounts of $1,018 and $846 at June 30, 2009 and December 31, 2008, respectively:
Tenant	940	1,388
Deferred rent	13,603	13,072
Other	865	1,043
Restricted cash escrows	36,911	37,254
Deferred costs, net	14,905	16,859
Other	612	819

Total assets	$493,924	$521,658

Liabilities and Equity (Deficit)
Mortgage and notes payable	$444,984	$447,871
Accrued interest payable	4,289	2,945
Accrued real estate taxes	20,620	18,244
Accrued tenant improvement allowances	3,012	6,884
Accrued environmental remediation liabilities	8,110	7,839
Accounts payable and accrued expenses	11,363	9,409
Liabilities for leases assumed	3,232	3,279
Below—market lease value, net	3,847	5,450
Other	7,163	13,769

Total liabilities	506,620	515,690

Commitments and contingencies

Shareholders’ equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B — Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid-in capital	165,772	159,946
Retained deficit	(163,723)	(154,020)

Total equity — Prime Group Realty Trust	2,091	5,968
Noncontrolling interest	(14,787)	—

Total equity (deficit)	(12,696)	5,968

Total liabilities and equity	$493,924	$521,658